UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 26, 2018 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)
Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.
On November 26, 2018, Heska Imaging, LLC (“Heska Imaging”), a wholly-owned subsidiary of Heska Corporation (the “Company”), entered into a Purchase Agreement for Certain Assets (the “Purchase Agreement”) with Cuattro, LLC (“Cuattro”), pursuant to which Heska Imaging will purchase certain software and related assets (the “Software Assets”) for an aggregate purchase price of approximately $8.2 million and terminate its existing license of the Software Assets and certain related obligations as described below (the “2018 Imaging Transactions”). The aggregate purchase price consists of $2.75 million in cash and 54,763 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). Kevin S. Wilson, his spouse and trusts for the benefit of Mr. and Mrs. Wilson’s children and family own a 100% interest in Cuattro. Mr. Wilson is the Chief Executive Officer and President of the Company. Mr. Wilson and his affiliates own approximately 6.6% of the Company’s Common Stock and immediately following, and as a result of the 2018 Imaging Transactions, the ownership of Mr. Wilson and his affiliates will be 7.3%of the Company’s Common Stock.
In conjunction with the Company’s acquisition of its digital radiography, ultrasound and image management business through the acquisition of a majority stake of a predecessor entity to Heska Imaging, which was then an affiliate of Cuattro, in 2013 (the “Heska Imaging Acquisition”), Heska Imaging entered into a license agreement with Cuattro to use the Software Assets in connection with digital radiography hardware in the U.S. veterinary market (the “License Agreement”). Subsequently, the License Agreement was amended to include worldwide veterinary market rights. As part of the 2018 Imaging Transactions, Heska Imaging will acquire ownership of the Software Assets that are subject to the License Agreement and the License Agreement will terminate. Cuattro will retain ownership of software used in markets other than the veterinary market that is similar or identical to the Software Assets.
In conjunction with the Heska Imaging Acquisition in 2013, Heska Imaging also entered into a supply agreement with Cuattro, pursuant to which Cuattro was to provide products, training, support materials, PACS and data hosting services, logistics and management services, and software support services to or on behalf of Heska Imaging (the "Supply Agreement"). As part of the 2018 Imaging Transactions, the Supply Agreement will terminate. Cuattro will be obligated, without further compensation, to assist Heska Imaging to implement data migration to a third-party image hosting platform and to continue to provide hosting, DICOM nodes, data migration and other cloud-related services to Heska Imaging through December 31, 2019, which may be extended as necessary to complete the transition to a third-party provider if such transition has not occurred for any reason other than failure of Heska Imaging to cooperate with the transition.
The Purchase Agreement contains customary representations and warranties of Cuattro as seller, including with respect to authorization of the transaction, title to and sufficiency of the Software Assets, and intellectual property rights. The Purchase Agreement also includes customary covenants of Cuattro as seller, including (i) to maintain confidentiality regarding the Software Assets, (ii) not to compete with Heska Imaging with respect to veterinary imaging diagnostic products or services for three years (or until the earlier termination of Mr. Wilson’s non-compete obligations under his employment agreement with the Company), (iii) to implement certain agreed-upon developments related to the Software Assets and (iv) to assist Heska Imaging to negotiate an agreement with a third-party image hosting provider and implement data migration to the third-party provider platform. The Purchase Agreement includes a covenant of each party to use reasonable commercial efforts and negotiate in good faith with its hardware vendors to make hardware components available to both parties on the same terms.

The Purchase Agreement provides for indemnification of each party for losses incurred in excess of a $75,000 deductible (which does not apply to certain fundamental representations and warranties of Cuattro) arising from breaches of the representations, warranties and covenants of the other party.
The closing of the transactions contemplated by the Purchase Agreement is contingent upon, among other things: (i) completion by Cuattro of certain agreed-upon developments related to the Software Assets, (ii) execution and delivery of independent contractor agreements by certain third-party developers to continue to develop and support the Software Assets and (iii) the absence of any action, proceeding or order that enjoins or restrains the consummation of such transactions.
The Purchase Agreement contains certain termination rights, including the right of the parties to terminate the Purchase Agreement by mutual written consent and the right, subject to certain exceptions, of either party to terminate the Purchase Agreement if the closing conditions have not been fulfilled by December 31, 2018. The Company expects to close the transactions contemplated by the Purchase Agreement on or prior to such date.
A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The foregoing description of the terms of the Purchase Agreement and the 2018 Imaging Transactions is not complete and is qualified in its entirety by reference to full and complete terms of the Purchase Agreement.
On November 29, 2018, the Company issued a press release announcing the entry into the Purchase Agreement and certain related information. A copy of the press release announcing the Purchase Agreement and related information is attached hereto as Exhibit 99.1.
Item 3.02. Unregistered Sales of Equity Securities.
As set forth in Item 1.01 above, on November 26, 2018, the Company agreed to issue 54,763 shares of its Common Stock having an aggregate value of approximately $5.45 million as partial consideration for its acquisition of the Software Assets. These shares will be issued to Cuattro in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description

2.1	Purchase Agreement for Certain Assets, dated November 26, 2018, between Heska Imaging and Cuattro
99.1	Press release dated November 29, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: November 30, 2018	By: /s/ Jason A. Napolitano Jason A. Napolitano Chief Operating Officer, Chief Strategist and Secretary